   [GRAPHIC OMITTED]

                                                              Pruco Life Insurance Company
                                                              213 Washington Street, Newark, NJ 07102-2992
                                                              A Stock Company Subsidiary of
                                                              The Prudential Insurance Company of America

Insured  JOHN DOE                                                      XX XXX XXX  Policy Number
                                                                                May 1, 2008 Contract Date

Agency    R-NK 1

Flexible Premium Variable Universal Life Insurance Policy. Insurance payable only upon death.  Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

We will promptly pay the beneficiary the death benefit described under the Death Benefit provision of this contract if we receive due proof that the Insured died.  We make this promise subject to all the provisions of this contract.

The amount and duration of the death benefit may be fixed or variable, depending on the payment of premiums, the investment experience of the variable investment options, any interest credited to the fixed investment options, and the charges made.

The cash value may increase or decrease daily, depending on the payment of premiums, the investment experience of the variable investment options, any interest credited to the fixed investment options, and the charges made.  There is no guaranteed minimum cash value.

If there is ever a question  about this  contract,  please see a Pruco Life  Insurance  Company  representative  or contact  one of our offices.

Right to Cancel  Contract.-  You may return this  contract to us within 10 days after you receive it. (If the purchase of this contract is a
replacement  under state law, this duration  will be extended to the period  required by such law, but not to exceed 30 days).  All you have
to do is take the  contract or mail it to one of our offices or to the  representative  who sold it to you. It will be canceled  and we will
return your money in accordance with applicable law.

Signed for Pruco Life Insurance Company,
an Arizona Corporation.

[GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHI  OMI  ED][GRAPHIC OMITTED]

                           Secretary                                                    President

         PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company.

MPVUL-2008

                         GUIDE TO CONTENTS
                                                                                                                    Page
Contract Data                                                                                                           3
     Insured's Information; Rating Class; Basic Contract Information; Type of Death Benefit; Life Insurance on the Insured;
     Minimum Initial Premium; Contract Limitations; Other Benefits (if applicable); Adjustments to Premium Payments;
     Adjustments to the Contract Fund; Monthly Deductions from the Contract Fund for Other Benefits (if applicable);
     Schedule of Maximum Surrender Charges; Variable Investment Options; Fixed Interest Rate Investment Option; Initial
     Allocation of Invested Premium Amounts

Tables                                                                                                                  4
     Segment Table; Table Of Limited No-Lapse Guarantee Values; Table Of Maximum Monthly Insurance Rates Per $1000 of
     Net Amount At Risk; Table Of Attained Age Factors

Definitions                                                                                                             5

The Contract                                                                                                            5
     Entire Contract; Contract Modifications; Incontestability

Ownership                                                                                                               6

Death Benefit Provisions                                                                                                6
     Death Benefit; Additional Death Benefits; Method of Payment; Suicide Exclusion; Interest on Death Benefit

Change in Basic Insurance Amount                                                                                        7
     Surrender Charge on Decreases

Cost of Insurance                                                                                                       9

Changing The Type Of Death Benefit                                                                                      9

Beneficiary                                                                                                            10

Premium Payment                                                                                                        11
     Payment of Premiums; Invested Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund                                                                                                          12
     Cash Value; Net Cash Value; Net Amount at Risk

Default                                                                                                                12
     Excess Contract Debt Default; Cash Value Default; Notice of Default

Limited No-Lapse Guarantee                                                                                             13

Reinstatement                                                                                                          14

Separate Account                                                                                                       15
     Separate Account; Variable Investment Options; Separate Account Investments

Fixed Investments                                                                                                      15

(MPVUL-2008)                                                  Page 2

                                                                                                                       Page

Transfers                                                                                                              16

Surrender                                                                                                              16

Withdrawals                                                                                                            17
     Effect on Contract Fund; Effect on Basic Insurance Amount

Loans                                                                                                                  18
     Loan Value; Contract Debt; Loan Requirements; Interest Charge; Preferred Loans; Maximum Preferred Loan Amount;
     Effect on Contract Fund

General Provisions                                                                                                     19
     Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Factors
     Subject To Change; Non-Participating; Applicable Tax Law; Age 121

Basis of Computation                                                                                                    20
     Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options                                                                                                      21
     Options Described; Interest Rate

Settlement Options Tables                                                                                               22

             A copy of the application and any riders or endorsements can be found at the end of the contract.

(MPVUL-2008)                                                  Page 2A

                                                 (This page intentionally left blank)

(MPVUL-2008)                                         Page 2B

                                                                                                 PROCESSING DATE: XXX XX XXXX

                                                        CONTRACT DATA

Insured's Information

   [JOHN DOE]              [Male],  Issue Age [35]

-----------------------------------------------------------------------------------------------------------------------------

Rating Class

   (See Segment Table on Page 4)

-----------------------------------------------------------------------------------------------------------------------------

Basic Contract Information

   Policy Number                    [xx xxx xxx]
   Contract Date                    [May 1, 2008]
   Premium Period                   During the life of the Insured up to attained age 121
   Beneficiary                      [Mary Doe, wife]

   Loan Interest Rate                4.00%
   Preferred Loan Interest Rate      3.10%

-----------------------------------------------------------------------------------------------------------------------------

Type of Death Benefit (see Death Benefit Provisions)

   Type [A]

-----------------------------------------------------------------------------------------------------------------------------

Life Insurance on the Insured

   Basic Insurance Amount                                                               [$100,000.00]

-----------------------------------------------------------------------------------------------------------------------------
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3 (2008MP)

                                                                        PROCESSING DATE: XXX XX XXXX
                                                                        POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Minimum Initial Premium

   The minimum initial premium due on the Contract Date is [$60.21.]

-----------------------------------------------------------------------------------------------------------------------------

Contract Limitations

   The minimum premium we will accept is [$25.00.]

   The minimum Basic Insurance Amount is [$100,000.00].
   The minimum increase in Basic Insurance Amount is $25,000.00.
   The minimum decrease in Basic Insurance Amount is [$10,000.00].

   The minimum amount you may withdraw is $500.00.

-----------------------------------------------------------------------------------------------------------------------------

Adjustments to Premium Payments

   From each premium paid we will:

     subtract a premium-based administrative charge of up to 7.5% of the premium paid.

     subtract a charge for sales expenses at a rate of up to 12% of the premium paid.

   The remainder of the premium is the invested premium amount.

-----------------------------------------------------------------------------------------------------------------------------

Adjustments to the Contract Fund

   On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

   On each day after the contract date, we will adjust the contract fund by:

     adding any invested premium amounts.
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A (2008MP)

                                                                                    PROCESSING DATE: XXX XX XXXX
                                                                                    POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

     adding any increase due to investment results of the variable investment options.

     adding guaranteed interest at an effective annual rate of 3% (0.00809863% a day) on that portion of the contract fund that is not in a variable investment option (see Fixed Investments and Loans).

     adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is not in a variable investment option. (We will not credit excess interest to the amount of any loan.)

     subtracting any decrease due to investment results of the variable investment options.

     subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45%
     (0.00123012% a day) for mortality and expense risks we assume.

     subtracting any withdrawals.

     subtracting an administrative charge of up to $25.00 for any withdrawals.

     subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

     subtracting an administrative charge of up to $25.00 for each transfer between variable investment options exceeding twelve in any contract year.

     subtracting any surrender charge that may result from a withdrawal, surrender, or reduction in the basic insurance amount.

     And on each monthly date, we will adjust the contract fund by:

     subtracting a monthly charge for administrative expenses for the basic insurance amount effective on the contract date of up to:
     [$0.13] per $1,000 of the basic insurance amount plus [$20.00].

     subtracting a monthly charge for the cost of insurance (see Cost of Insurance).

-----------------------------------------------------------------------------------------------------------------------------
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B (2008MP)

                                                                                              PROCESSING DATE: XXX XX XXXX
                                                                                              POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Schedule of Maximum Surrender Charges

                           For a full surrender of the segment  effective on [the contract date],  the maximum charge we will deduct from the contract fund is shown below.

           For a Surrender Occurring                 The Maximum Surrender
                During Target Year                                     Charge is:
           ----------------------------- -------------------- ---------------------
                       [1]                                         [$169.20]
                       [2]                                         [$169.20]
                       [3]                                         [$169.20]
                       [4]                                         [$146.64]
                       [5]                                         [$112.80]

                       [6]                                          [$90.24]
                       [7]                                          [$56.40]
                       [8]                                          [$22.56]
                  [9 and later]                                      $[0.00]
           ----------------------------- -------------------- ---------------------

   We may also deduct a surrender charge when you decrease the basic insurance amount, change the type of death benefit, or make a withdrawal.  (See Change in Basic Insurance Amount, Changing the Type of Death Benefit, and Withdrawals.)

-----------------------------------------------------------------------------------------------------------------------------
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3C  (2008MP)

                                                                                              PROCESSING DATE: XXX XX XXXX
                                                                                              POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Variable Investment Options

   The Pruco Life Variable Universal Account

     Each variable investment option of this account invests in a specific portfolio of The Prudential Series Fund and such other funds as we may specify from time to time.  We show the available variable investment options of the account below.  Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

   The Prudential Series Fund

       [Diversified Bond Portfolio]
       [Equity Portfolio]
       [Global Portfolio]
       [High Yield Bond Portfolio]
       [Jennison Portfolio]
       [Jennison 20/20 Focus Portfolio]
       [Money Market Portfolio]
       [Natural Resources Portfolio]
       [Small Capitalization Stock Portfolio]
       [Stock Index Portfolio]
       [SP Aggressive Growth Asset Allocation Portfolio]
       [SP Balanced Asset Allocation Portfolio]
       [SP Conservative Asset Allocation Portfolio]
       [SP Davis Value Portfolio]
       [SP Growth Asset Allocation Portfolio]
       [SP International Growth Portfolio]
       [SP International Value Portfolio]
       [SP Mid Cap Growth Portfolio]
       [SP PIMCO High Yield Portfolio]
       [SP PIMCO Total Return Portfolio]
       [SP Prudential U.S. Emerging Growth Portfolio]
       [SP Small Cap Value Portfolio]
       [SP Strategic Partners Focused Growth Portfolio]
                                            CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3D  (2008MP)

                                                                       PROCESSING DATE: XXX XX XXXX
                                                                       POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

[Advanced Series Trust]

     [AST Large-Cap Value Portfolio]
     [AST Marsico Capital Growth Portfolio]
     [AST Small-Cap Growth Portfolio]
     [AST T. Rowe Price Large-Cap Growth Portfolio]

   [American Century Variable Portfolios, Inc.]

     [American Century V.P. Mid Cap Value]

   [The Dreyfus Corporation]

     [The Dreyfus Socially Responsible Growth Fund]

   [ Dreyfus Investment Portfolios]

     [Dreyfus MidCap Stock - Service Shares]

  [Janus Aspen Series]

     [International Growth Portfolio - Service Shares]

   [JP Morgan Insurance Trust]

     [JPMorgan Insurance Trust Intrepid Mid Cap Class I ]

   [M Fund, Inc.]

     [Brandes International Equity Fund]
     [Business Opportunity Value Fund]
     [Frontier Capital Appreciation Fund]
     [Turner Core Growth Fund]

   [MFS Variable Insurance Trust]

     [MFS Utilities Series IC]

   [Neuberger Berman Advisers Management Trust]

    [Neuberger Berman AMT Socially Responsive]

Fixed Interest Rate Investment Option

   The fixed interest rate investment  option is funded by the general  account of the Company.  It is described in the Fixed
   Investments provision of this contract.

-----------------------------------------------------------------------------------------------------------------------------
                                            CONTRACT DATA CONTINUED ON NEXT PAGE
Page 3E  (2008MP)

                                                                       PROCESSING DATE: XXX XX XXXX
                                                                       POLICY NO. XX XXX XXX

                                                   CONTRACT DATA CONTINUED

Initial Allocation of Invested Premium Amounts

   [Fixed Interest Rate Investment Option]                                         [25%]
   [Stock Index Portfolio]                                                         [75%]

-----------------------------------------------------------------------------------------------------------------------------
                                                    END OF CONTRACT DATA

Page 3F  (2008MP)

                                                                                                    PROCESSING DATE: XXX XX XXXX
                                                                                             POLICY NO. XX XXX XXX

                                                            TABLE(S)

                                                         Segment Table

This table is used to compute the charge for the cost of insurance and the surrender charge on decreases in the basic insurance amount.  See the Cost of Insurance, Changing the Type of Death Benefit, Withdrawals, and Change in Basic Insurance
Amount provisions for details. The information shown below for each segment starts on the effective date of that segment.

                                      Segment,                                     Surrender
                                        Issue Age, &                               Charge
         Effective Date             Rating Class (RC)                              Threshold
       ----------------------- --------------------------------------------------- ----------------------------

       [Contract Date]         [$100,000.00] Basic Insurance Amount                  [$100,000.00]
                               Issue Age [35]
                               RC = [Nonsmoker ]

--------------------------------------------------------------------------------------------------------------------------------
                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4 (2008MP)

                                                                                                    PROCESSING DATE: XXX XX XXXX
                                                                                                    POLICY NO. XX XXX XXX

TABLE(S) CONTINUED

Table of Limited No-Lapse Guarantee Values

The amounts below are not cash amounts that you can realize by surrendering the contract, nor are they death benefits payable.
They are amounts used solely to determine whether the contract is protected against default on a monthly date as described under Limited No-Lapse Guarantee.

These values are used to determine the limited no-lapse guarantee as described under
Limited No-Lapse Guarantee.  The values on contract anniversaries are shown below. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

The Limited No-Lapse Guarantee period is (the first [45] contract years.)

                                Contract                            Limited No-Lapse
                               Anniversary                           Guarantee Value
                 ------------------------------------------ -----------------------------------
                              [Contract Date]                             $0.00
                                   [1st]                                [$695.76]
                                   [2nd]                               [$1,419.35]
                                   [3rd]                               [$2,171.88]
                                   [4th]                               [$2,954.52]
                                   [5th]                               [$3,768.46]

[6th]                               [$4,614.96]
                                   [7th]                               [$5,495.32]
                                   [8th]                               [$6,410.89]
                                   [9th]                               [$7,363.09]
                                  [10th]                               [$8,353.37]

[11th]                               [$17,041.35]
                                  [12th]                               [$18,986.60]
                                  [13th]                               [$21,009.66]
                                  [14th]                               [$23,113.65]
                                  [15th]                               [$25,301.80]
                                                  TABLE(S) CONTINUED ON NEXT PAGE

Page 4A (2008MP)

                                                              PROCESSING DATE: XXX XX, XXXX
                                                              POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                                Contract                            Limited No-Lapse
                           Anniversary                               Guarantee Value
                 ------------------------------------------ -----------------------------------
                                  [16th]                               [$27,577.47]
                                  [17th]                               [$29,944.17]
                                  [18th]                               [$32,405.54]
                                  [19th]                               [$34,965.36]
                                  [20th]                               [$37,627.57]

[21st]                               [$40,396.27]
                                  [22nd]                               [$43,275.72]
                                  [23rd]                               [$46,270.35]
                                  [24th]                               [$49,384.76]
                                  [25th]                               [$52,623.75]

[26th]                               [$55,992.30]
                                  [27th]                               [$59,495.59]
                                  [28th]                               [$63,139.01]
                                  [29th]                               [$66,928.17]
                                  [30th]                               [$70,868.90]

[31st]                               [$74,967.26]
                                  [32nd]                               [$79,229.55]
                                  [33rd]                               [$83,662.33]
                                  [34th]                               [$88,272.42]
                                  [35th]                               [$93,066.92]

[36th]                               [$98,053.20]
                                  [37th]                              [$103,238.93]
                                  [38th]                              [$108,632.09]
                                  [39th]                              [$114,240.97]
                                  [40th]                              [$120,074.21]

[41st]                              [$126,140.78]
                                  [42nd]                              [$132,450.01]
                                  [43rd ]                             [$139,011.61]
                                  [44th ]                             [$145,835.67]
                                  [45th ]                             [$152,932.70]
                 ------------------------------------------ -----------------------------------

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                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4B (2008MP)

                                                                                                    PROCESSING DATE: XXX XX XXXX
                                                                                                    POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                                               Table of Maximum Monthly Insurance
                                             Rates per $1,000 of Net Amount at Risk
                                                 Rating Class: [ NONSMOKER ]

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   35                    [0.09333]                      62                    [0.98500]
                   36                    [0.09750]                      63                    [1.10250]
                   37                    [0.10333]                      64                    [1.22500]
                   38                    [0.11083]                      65                    [1.35250]
                   39                    [0.11750]                      66                    [1.48167]

                   40                    [0.12667]                      67                    [1.61667]
                   41                    [0.13750]                      68                    [1.75917]
                   42                    [0.15083]                      69                    [1.91917]
                   43                    [0.16667]                      70                    [2.10583]
                   44                    [0.18417]                      71                    [2.33250]

                   45                    [0.20333]                      72                    [2.59750]
                   46                    [0.22250]                      73                    [2.87667]
                   47                    [0.23833]                      74                    [3.17667]
                   48                    [0.25083]                      75                    [3.50333]
                   49                    [0.26667]                      76                    [3.87167]

                   50                    [0.28750]                      77                    [4.30000]
                   51                    [0.31417]                      78                    [4.79750]
                   52                    [0.34667]                      79                    [5.35500]
                   53                    [0.38417]                      80                    [5.97667]
                   54                    [0.43167]                      81                    [6.65250]

                   55                    [0.48500]                      82                    [7.36833]
                   56                    [0.54000]                      83                    [8.15000]
                   57                    [0.59333]                      84                    [9.01917]
                   58                    [0.64667]                      85                    [9.98583]
                   59                    [0.70917]                      86                    [11.04917]

                   60                    [0.78500]                      87                    [12.19833]
                   61                    [0.87750]                      88                    [13.42000]
                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4C (2008MP)

                                                                                        PROCESSING DATE: XXX XX XXXX
                                                                                        POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   89                   [14.70167]                      105                   [40.87500]
                   90                   [15.97833]                      106                   [42.93417]
                   91                   [17.23500]                      107                   [45.11917]
                   92                   [18.55167]                      108                   [47.43500]
                   93                   [19.94000]                      109                   [49.88750]

                   94                   [21.40250]                      110                   [52.48583]
                   95                   [22.85083]                      111                   [55.23583]
                   96                   [24.26500]                      112                   [58.14583]
                   97                   [25.77167]                      113                   [61.22083]
                   98                   [27.37833]                      114                   [64.46917]

                   99                   [30.73000]                      115                   [67.89667]
                   100                  [32.18250]                      116                   [71.51083]
                   101                  [33.72750]                      117                   [75.31667]
                   102                  [35.37000]                      118                   [79.30583]
                   103                  [37.10583]                      119                   [83.33333]

                   104                  [38.93417]                      120                   [83.33333]
          ---------------------- -------------------------- ---------------------------- ---------------------

For the segment  amount(s)  effective on the contract  date (see Segment  Table),  the  Insured's  attained age is the issue age found on page 3 plus the length of time since the contract date.

For any segment  amount(s)  effective after the contract date, the Insured's  attained age is the issue age of that segment plus the length of time since its effective date.

We may  charge  less than the  maximum  monthly  rates.  From time to time,  we will  consider  the need to change  the rates we charge.  We describe the factors we use to determine such changes under General Provisions.

     See the Basis of Computation for a description of the basis we use to compute these rates.

--------------------------------------------------------------------------------------------------------------------------------
                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4D (2008MP)

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                                                 Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year.

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                  1                    [4.81]                     29                    [1.94]
                  2                    [4.64]                     30                    [1.89]
                  3                    [4.49]                     31                    [1.84]
                  4                    [4.33]                     32                    [1.79]
                  5                    [4.18]                     33                    [1.75]

                  6                    [4.04]                     34                    [1.70]
                  7                    [3.90]                     35                    [1.66]
                  8                    [3.77]                     36                    [1.62]
                  9                    [3.64]                     37                    [1.58]
                 10                    [3.52]                     38                    [1.55]

                 11                    [3.40]                     39                    [1.51]
                 12                    [3.29]                     40                    [1.48]
                 13                    [3.18]                     41                    [1.45]
                 14                    [3.08]                     42                    [1.42]
                 15                    [2.98]                     43                    [1.39]

                 16                    [2.88]                     44                    [1.36]
                 17                    [2.79]                     45                    [1.34]
                 18                    [2.70]                     46                    [1.32]
                 19                    [2.62]                     47                    [1.29]
                 20                    [2.53]                     48                    [1.27]

                 21                    [2.46]                     49                    [1.25]
                 22                    [2.38]                     50                    [1.24]
                 23                    [2.31]                     51                    [1.22]
                 24                    [2.24]                     52                    [1.20]
                 25                    [2.17]                     53                    [1.19]

                 26                    [2.11]                     54                    [1.17]
                 27                    [2.05]                     55                    [1.16]
                 28                    [1.99]                     56                    [1.15]
                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4E (2008MP)

                                                                                      PROCESSING DATE: XXX XX XXXX
                                                                                      POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                 57                    [1.14]                     73                    [1.02]
                 58                    [1.13]                     74                    [1.02]
                 59                    [1.12]                     75                    [1.02]
                 60                    [1.11]                     76                    [1.02]
                 61                    [1.10]                     77                    [1.02]

                 62                    [1.09]                     78                    [1.02]
                 63                    [1.07]                     79                    [1.02]
                 64                    [1.05]                     80                    [1.02]
                 65                    [1.02]                     81                    [1.02]
                 66                    [1.02]                     82                    [1.02]

                 67                    [1.02]                     83                    [1.02]
                 68                    [1.02]                     84                    [1.02]
                 69                    [1.02]                     85                    [1.02]
                 70                    [1.02]                     86                    [1.02]
                 71                    [1.02]

                 72                    [1.02]
        ---------------------- ------------------------ ----------------------- ------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                        END OF TABLE(S)

Page 4F (2008MP)

                           DEFINITIONS

                           We, our, us and Pruco Life.- Pruco Life Insurance Company.

                           You and your.- The owner(s) of the contract.

                           Insured.- The person named as the Insured on the first page.  He or she need not be the owner.

                           SEC.- The Securities and Exchange Commission.

                           Issue Date.- The contract date shown on the first page.

                           Anniversary or contract anniversary.-The same day and month as the contract date in each later year.

                           Contract Year.- A year that starts on the contract date or on an anniversary.

                           Monthly Date.- The contract date and the same day as the contract date in each later month.

                           Contract Month.- A month that starts on a monthly date.

                           Target Year.- A year beginning on the effective date of a basic insurance amount segment (see
                           Segment Table) and on the same day and month in a later year.

                           THE CONTRACT

Entire Contract            This policy and any attached copy of an application, including an application requesting a change, form the entire contract.  We assume that all statements in an application are made to the best of the knowledge and belief of the person(s) who make them; in the absence of fraud, they are deemed to be representations and not warranties.  We rely on those statements when we issue the contract and when we change it.  We will not use any  statement,  unless  made in an  application,  to try to void the  contract,  to  contest a change, or to deny a claim.

Contract Modifications     Only a Pruco Life officer with the rank or title of vice  president may agree to modify this  contract,  and then only in writing.

Incontestability           Except as we state in the next sentence, we will not contest this contract after it has been in force during the Insured's lifetime for two years from the issue date.  The exceptions are: (1) non-payment of enough premium to pay the required charges; and (2) any change in the contract that requires our approval and that would  increase  our  liability.  For any such  change,  we will not contest the change after it has been in effect for two years during the lifetime of the Insured.

(MPVUL-2008)                                                  Page 5

                           OWNERSHIP

                           Unless a different owner is named in the application, the owner of the contract is the Insured.  If a different owner is named, we will show that owner in an endorsement to the contract. This ownership arrangement will remain in effect unless you ask us to change it.

                           You may change the ownership of the contract by sending us a request in a form that meets our needs.
                           We may ask you to send us the contract to be endorsed. If we receive your request in a form that meets our needs,  and the  contract if we ask for it, we will file and record the change,  and it will take effect as
                           of the date you signed the request.

                           While the Insured is living, the owner alone is entitled to any contract benefit and value, and to the exercise of any right and privilege granted by the contract or by us.

                           DEATH BENEFIT PROVISIONS

                           We will pay a benefit to the beneficiary at the Insured's death if this contract is in force at the time of that death; that is, if it has not been surrendered and it is not in default past the grace period.

                           If the contract is not in default, the amount we will pay will be the death benefit determined as of the date of the Insured's death reduced by any contract debt (described under Loans).

                           If the  contract  is in  default,  and the  Insured's  death  occurs in the grace  period  (described  under
                           Default),
                           we will pay the death benefit reduced by any contract debt and the amount needed to pay charges through the date of death.

                           If the Insured's death occurs past the grace period, no death benefit is payable.

Death Benefit              This contract has a Type A or Type B death benefit.  We show the type of death benefit that applies to this contract under Type of Death Benefit.

                           If this contract has a Type A death benefit, the death benefit on any date is equal to the greater of: (1)
                           the basic insurance amount, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

                           If this contract has a Type B death benefit, the death benefit on any date is equal to the greater of: (1)
                           the basic insurance amount plus the contract fund before deduction of any monthly charges due on that date, and (2) the contract fund before deduction of any monthly charges due on that date, multiplied by the attained age factor that applies.

                           For the purpose of computing the death benefit, if the contract fund is less than zero we will consider it to be zero. Your basic insurance amount and attained age factors are shown in the contract data pages.

(MPVUL-2008)                                                           Page 6

Additional Death           This contract may provide additional benefits, which may be payable on an Insured's death.  If it does, they
Benefits                   will be listed on a contract data page, and a form describing the benefit will be included in this contract.
                           Any such benefit will be payable only if the contract is not in default past the grace period at the time of the death.

Method of Payment          You may choose to have any death benefit paid in a single sum or under one of the optional modes of settlement shown in the Settlement Options provision.

Suicide Exclusion          If the Insured, whether sane or insane, dies by suicide within two years from the Issue Date, this contract will end and we will return the premiums paid.

                           The following statement applies only with respect to an increase in the basic insurance amount resulting from a request you make in accordance with the Change In Insurance Amount provision of this contract. If the Insured, whether sane or insane, dies by suicide after two years from the issue date but within two years of the effective date of an increase in the basic  insurance  amount,  we will pay, as to the increase in amount, no more than the sum of the premiums paid on and after the effective date of the increase.

Interest on Death          Any death benefit described above will be credited with interest. The amount will be the greater of:
Benefit                    (1) interest calculated in accordance with applicable laws, and (2) interest calculated from the date of death at a rate declared by Pruco Life.

                           CHANGE IN BASIC INSURANCE AMOUNT

                           You may change the basic insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

                           1. You must ask for the change in a form that meets our needs.

                           2. The change must be one permitted by our current underwriting rules.

                           3. The amount of an increase or decrease must be at least equal to the minimum increase or decrease in basic insurance amount shown under Contract Limitations in the contract data pages.

                           4. The basic insurance amount after a decrease must be at least equal to the minimum basic insurance amount shown under Contract Limitations in the contract data pages.

                           5. If we ask you to do so, you must send us the contract to be endorsed.

                           6. You must prove to us that the Insured is insurable for any increase.

                           7. The contract must not be in default.

                           8. We may deny any increase if it would cause the number of segments shown in the Segment Table in the data pages to exceed ninety-nine.

                           9.  We will not permit an increase before the first contract anniversary.

                          10. You may not decrease the basic insurance amount if any surrender charge on the decrease exceeds the amount in your contract fund less the administrative charge (shown under Adjustments to the Contract
                              Fund) for the decrease.

(MPVUL-2008)                                                  Page 7

Surrender Charge on        We may impose a partial surrender charge if you decrease the basic insurance amount. We describe
Decreases                  the method we use to determine the maximum partial surrender charge we will deduct from the contract fund below.

                           If there is only one segment (see Segment Table), we will reduce that segment's basic insurance amount by the amount of the decrease.  If there is more than one segment, we will decrease the basic insurance amount of each segment based on the proportion of its basic insurance amount to the total of all basic insurance segment amounts in effect just before the change.

                           For any segment incurring a decrease in the basic insurance amount to an amount equal to or greater than the Surrender Charge Threshold shown in the Segment Table, we will not impose a surrender charge. For any segment incurring a decrease in the basic insurance amount to an amount below this threshold, we will subtract the new basic insurance amount from the threshold amount. We will then multiply the surrender charge (see Schedule Of Maximum Surrender Charges for that segment) by the lesser of this difference and the amount of the decrease and divide by the threshold amount and deduct the result from the contract fund.

                           We may decline the change if we determine it would cause the contract to fail to qualify as life insurance under the applicable tax law.  A change will take effect only if we approve your request for it at our
                           Home Office and will take effect on the date we approve it.  If we approve the change, we will recompute the contract's charges and values in the appropriate tables.  A change in the basic insurance amount may also affect the amount of any extra benefits this contract might have.  We will send you new contract data pages showing the amount and effective date of the change and the recomputed charges and values.  If the Insured is not living on the effective date, the change will not take effect.  We may deduct the administrative charge (shown under Adjustments to the Contract Fund) for the change.

(MPVUL-2008)                                                  Page 8

                           COST OF INSURANCE

                           On each monthly date, we will deduct a charge for the cost of insurance from the contract fund. To determine the maximum charge for the cost of insurance, we use the following method:

                           We determine the maximum cost of insurance rate for each currently effective basic insurance segment amount shown in the Segment Table in the data pages using the maximum monthly rate shown under the
                           Table of Maximum Monthly Insurance Rates for the appropriate rating class. If there is only one basic insurance segment amount currently in effect, we multiply the rate by the net amount at risk (the death benefit minus the contract fund) divided by $1000 to compute the maximum charge for the cost of insurance.

                           If there are two or more basic  insurance  segments  currently  in effect,  we first  allocate the total net amount at risk (the death benefit minus the contract fund) to each basic insurance segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments currently in effect.
                           We multiply the rate by the allocated net amount at risk divided by $1000 for each basic insurance segment and add the results to determine the total maximum charge for the cost of insurance.

                           CHANGING THE TYPE OF DEATH BENEFIT

                           This contract has a Type A or Type B death benefit (see Death Benefit).  Subject to our approval, you may change the type of death benefit. We will adjust the basic insurance amount so that the death benefit immediately after the change will remain the same as the death benefit immediately before the change. If there is more than one segment (see Segment Table), we will adjust the basic insurance amount of each segment based on the proportion of its basic insurance amount to the total of basic insurance amounts for all segments in effect just before the adjustment.

(MPVUL-2008)                                                  Page 9

Type A to B                If you are changing from a Type A to a Type B death benefit, we will reduce the basic insurance amount by the contract fund on the date the change takes effect.

Type B to A                If you are changing from a Type B to a Type A death benefit, we will increase the basic insurance amount by the contract fund on the date the change takes effect.

                           We may deduct from the contract fund the administrative charge shown for changes in the basic insurance amount under Adjustments to the Contract Fund. If the change in the type of death benefit results in a reduction in the basic insurance amount, the basic insurance amount after the decrease must be at least equal to the minimum basic insurance amount, which we show under Contract Limitations in the contract data pages. We may deduct from the contract fund a surrender charge for a reduction in the basic insurance amount as described in the Change in Basic Insurance Amount provision.

                           A change in the type of death benefit will take effect only if we approve your request at our Home Office.
                           If we approve the change, we will recompute the contract's charges, values and limitations shown in the contract data pages.  The change will take effect on the monthly date that coincides with or next follows the date we approve your request.  We will send you new contract data pages showing the amount and effective date of the change in basic insurance amount and the recomputed charges, values and limitations.

                           Your request for a change must be in a form that meets our needs.  We may require you to send us this contract before we make the change.

                           BENEFICIARY

                           You may designate or change a beneficiary by sending us a request in a form that meets our needs.  We may ask you to send us the contract to be endorsed. If we receive your request, and the contract if we ask for it,  we will file and  record  the  change  and it will take  effect as of the date you  signed  the request.

                           But if we make any payment(s) before we receive the request, we will not have to make the payment(s)
                           again. Any beneficiary's interest is subject to the rights of any assignee we know of.

                           When a beneficiary is designated, any relationship shown is to the Insured, unless otherwise stated. To show priority, we may use numbered classes, so that the class with first priority is called class 1, the class with next priority is called class 2, and so on.  When we use numbered classes, these statements apply to beneficiaries unless the form states otherwise:

                           1. One who survives the Insured will have the right to be paid only if no one in a prior class survives the
                              Insured.

                           2. One who has the right to be paid will be the only one paid if no one else in the same class survives the Insured.

                           3. Two or more in the same class who have the right to be paid will be paid in equal shares.

                           4. If none survives the Insured, we will pay in one sum to the Insured's estate.

                           Before we make a payment, we have the right to decide what proof we need of the identity, age, or other facts about any persons designated as beneficiaries. If beneficiaries are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

(MPVUL-2008)                                                  Page 10

                           PREMIUM PAYMENT

Payment of Premiums        The minimum initial premium shown in the contract data pages is due on or before the contract date.  There is no insurance under this contract until that premium is paid.  We may require an additional premium if adjustments to premium payments plus any contract fund charges due on or before the payment date exceeds the minimum initial premium.

                           Subject to the limitations below, additional premiums may be paid at any time during the Insured's lifetime up to attained age 121 as long as the contract is not in default beyond the grace period.  Premiums may be paid at one of our offices or to one of our authorized representatives.  We will give a signed receipt upon request.  The minimum premium we will accept is shown on a contract data page.  We have the right to refuse to accept a premium payment that would in our opinion cause this contract to fail to qualify as life insurance under applicable tax law.  We also have the right to refuse to accept any payment that increases the death benefit by more than it increases the contract fund.

Invested Premium           The invested premium amount is the portion of each premium you pay that we add to the contract fund. It
Amount                     is equal to the premium paid minus the adjustments to premium payments shown on a contract data page.

Crediting the Initial      If we receive the first premium payment on or before the contract date, we will credit the invested
Premium Payment            premium amount to the contract fund on the contract date.

                           If we receive the first premium payment after the contract date, we will credit the premium amount to the contract fund on the payment date.

Allocations                We will allocate 100% of any invested premium into the Money Market Investment Option until the tenth day after you receive this contract. At the end of that day (unless you ask us otherwise) we will re-allocate the amount in the Money Market Investment Option in accordance with the Initial Allocation of Invested Premium Amounts shown in the contract data pages.

                           You may allocate all or a part of your invested premium amount to one or more of the investment options listed in the contract data pages.  You may choose to allocate  nothing to a particular  investment  option.
                           You may not choose a fractional percentage.

                           The initial allocation of invested premium amounts is shown on a contract data page.  You may change the allocation  for future  invested  premium  amounts at any time if the contract is not in default.  To change your allocation, simply notify us in a form that meets our needs.  The change will take effect on the date we receive your notice; we will send you a confirmation of the transaction.

(MPVUL-2008)                                                           Page 11

                           CONTRACT FUND

                           When you make your first premium payment, the invested premium amount, less any charges due on or before that day, becomes your contract fund.  Amounts are added to and subtracted from the contract fund as shown under Adjustments to the Contract Fund in the contract data pages.  The contract fund is used to pay charges under this contract and will determine, in part, whether this contract will remain in force or go into default.  The contract fund is also used to determine your loan and surrender values, the amount you may withdraw, and the death benefit.

Cash Value                 The cash value at any time is the contract fund less any surrender charge. We show the maximum surrender charge for each segment (see Segment Table) in the Schedule of Maximum Surrender Charges
                           for that segment. If there are two or more segments, we will add their surrender charges and deduct the total from the contract fund.

Net Cash Value             The net cash value at any time is the cash value less any contract debt.

                           If the contract is in default, the net cash value is zero.

Net Amount at Risk         The net amount at risk is used to determine the cost of insurance as described under Adjustments to the
                           Contract Fund.  It is equal to the death benefit (see Death Benefit) minus the contract fund.

                           DEFAULT

Excess Contract Debt       If contract debt ever grows to be equal to or more than the cash value, the contract will have excess
Default                    contract debt and will be in default.

Cash Value Default         On each monthly date, we will determine the cash value.  If the cash value is greater than zero and the contract has no excess  contract  debt,  the contract  will remain in force until the next monthly  date. If the cash value is zero or less, the contract is in default unless it remains in force under the No-Lapse
                           Guarantee.

Notice of Default          If the contract is in default, we will mail you a notice stating the amount we will need to keep the contract in force.  That amount will equal a premium which we estimate will keep the contract in force for three months from the date of default.  We grant a 61-day grace period from the date we mail the notice to pay this  amount.  The contract  will remain in force  during this  period.  If that amount is not paid to us by the end of the 61-day grace period, the contract will end and have no value.

(MPVUL-2008)                                                  Page 12

                           LIMITED NO-LAPSE GUARANTEE

                           On each monthly date during the Limited No-Lapse Guarantee period shown under the Table of Limited No-
                           Lapse Guarantee Values, and while the contract is in force, we will:

                           1. Accumulate premium payments at 4% annual interest; and

                           2. Accumulate any withdrawal amounts at 4% annual interest.

                           We then subtract amount 2 from amount 1 and compare the result to the values shown in or derived from the Table of Limited  No-Lapse  Guarantee Values for such monthly date. If the result is equal to or greater than the appropriate value and the contract has no excess contract debt, the contract will remain in force until  the next  monthly  date.  If the  result  is less than the  appropriate  value and any of the  events described under Default have occurred, the contract is in default as described under Default.

                           The Table of Limited No-Lapse Guarantee Values shows such values on contract anniversaries. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

(MPVUL-2008)                                                  Page 13

                           REINSTATEMENT

                           If this contract ends without value, as described under Default, you may reinstate it. The following conditions must be satisfied:

                           1. The contract must not have been in default for more than 5 years.

                           2. You must prove to us that the Insured is insurable for the contract.

                           3.You must pay us a charge equal to: (a) an amount, if any, required to bring the cash value to zero on the date the contract went into default, plus (b) the deductions from the contract fund during the grace period following the date of default, plus (c) a premium that we estimate will be sufficient after administrative charges to cover the deductions from the contract fund for three monthly dates starting on the date of reinstatement.

                           4.Any existing contract debt on the date of default will be cancelled and will not be reinstated.

                           The date of reinstatement will be the date we approve your request.  We will deduct all required charges from your payment and put the balance in your contract fund. If we approve the reinstatement, we will credit the contract fund with a refund of that part of any surrender charge deducted at the time of default which would have been charged if the contract were surrendered immediately after reinstatement.

(MPVUL-2008)                                                  Page 14

                           SEPARATE ACCOUNT

Separate Account           The words "separate account", when we use them in this contract without qualification, mean any separate account we establish to support variable life insurance contracts like this one.  We list the separate account(s) available to you in the contract data pages.  We may establish additional separate accounts.  We will notify you within one year if we do so.

Variable Investment        A separate account may offer one or more variable investment options.  We list them in the contract
Options                    data pages.  We may establish additional variable investment options.  We will notify you within one year if we do so.  We may also eliminate existing variable investment options, but only with the consent of the SEC and, where required, of the insurance regulator of our state of domicile and/or where this contract is delivered.

                           Income and realized and unrealized gains and losses from assets in each variable investment option are credited to, or charged against, that variable investment option.  This is without regard to income, gains, or losses in other variable investment options.

Separate Account           We may invest the assets of different separate accounts in different ways.  But we will do so only with
Investments                the consent of the SEC and, where required, of the insurance regulator of our state of domicile and/or where this contract is delivered.

                           The assets of the separate  account shall be available to cover the  liabilities of the general account only to the extent that the assets exceed the liabilities of the separate account arising under the variable life insurance policies supported by the separate account.

                           We will determine the value of the assets in each separate account registered with the SEC under the
                           Investment Company Act of 1940 and any variable investment option on each day the New York Stock
                           Exchange is open for business.

                           FIXED INVESTMENTS

                           We list any fixed investment option available to you in the contract data pages.  We may establish additional  fixed investment  options.  We will notify you within one year if we do so. You may allocate all or part of your invested premium amount to an available fixed investment option.  As stated under Adjustments to the Contract Fund, we credit fixed investment options with guaranteed interest and we may credit them with excess interest.

(MPVUL-2008)                                                  Page 15

                           TRANSFERS

                           You have the right to transfer amounts into or out of variable investment options and into any fixed investment option up to twelve times in each contract year without charge if the contract is not in default. Additional transfers may be made during each contract year, but only with our consent. We may charge for additional transfers as we state under Adjustments to the Contract Fund. Transfers out of any fixed investment option may be made only with our consent.

                           We may restrict the number, timing and amount of transfers in accordance with our rules if your transfer activity is determined by us to be disruptive to the variable investment option or to the disadvantage of other contract owners. We may prohibit transfer requests made by an individual acting under a power of attorney on behalf of more than one contract owner.

                           To make a transfer, you must ask us in a form that meets our needs. Unless otherwise restricted, the transfer will take effect on the date we receive your notice at our Home Office.

                           SURRENDER

                           You may surrender this contract for its net cash value (see Contract Fund).  To do so, you must ask us in a form that meets our needs.  We may require you to send us the contract.

                           We will usually pay any net cash value within seven days after we receive your request and the contract at our Home Office.  But we have the right to postpone paying you the part of the net cash value that is to come from any variable investment option provided by a separate account registered under the
                           Investment Company Act of 1940 if:  (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone paying you the remainder for up to six months.  If we do so for more than thirty days, we will pay interest at the rate of
                           3% a year.

(MPVUL-2008)                                                  Page 16

                           WITHDRAWALS

                           You may make withdrawals from the contract subject to all these conditions and the paragraph that follows:

                           1. You must ask for the withdrawal in a form that meets our needs.

                           2.The net cash value after withdrawal may not be less than or equal to zero after deducting (a) any charges associated with the withdrawal and (b) an amount that we estimate will be sufficient to cover the contract fund deductions for two monthly dates following the date of withdrawal.

                           3. You may not withdraw less than the minimum amount shown under Contract Limitations.

                           4.The basic insurance amount after withdrawals must be at least equal to the minimum basic insurance amount shown under Contract Limitations.

                           Any amount withdrawn may not be repaid except as a premium subject to charges.

Effect on Contract         We will reduce your contract fund on the date we approve your request by the withdrawal amount and any
Fund                       charges listed under Adjustments to the Contract Fund.  Unless you request otherwise and we agree, we will take any withdrawal proportionately from all investment options that apply to the contract.

                           We may charge an administrative fee as stated under Adjustments to the Contract Fund.

Effect on Basic            If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.
Insurance Amount
                           If you have a Type A death benefit and the withdrawal would cause the net amount at risk (see Contract
                           Fund) to  increase,  we will reduce the basic  insurance  amount and,  consequently,  your death  benefit to offset this increase.  The reduction in the basic insurance amount will never be more than the withdrawal amount.
                           If we reduce the basic insurance amount, we will recompute the contract's charges, values and limitations.
                           We will send you new contract data pages showing these changes. We may also deduct a surrender charge from the contract fund as described in the Change in Basic Insurance Amount provision.

                           We will usually pay any withdrawal amount within seven days after we receive your request and the contract at our Home Office.  But we have the right to postpone paying you the part of the net cash value that is to come from any variable investment option provided by a separate account registered under the
                           Investment Company Act of 1940 if:  (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone paying you the remainder for up to six months.  If we do so for more than thirty days, we will pay interest at the rate of 3% a year.

(MPVUL-2008)                                                    Page 17

                           LOANS

                           Subject to the requirements of this provision, you may at any time borrow any amount up to the current loan value less any existing contract debt.

Loan Value                 If the contract is not in default, the loan value at any time is equal to the sum of (a) 99% of the cash value attributable to the variable investment options, and (b) the balance of the cash value.

                           If the contract is in default, it has no loan value.

Contract Debt              Contract debt at any time means the loan on the contract at that time, plus the interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Requirements          For us to approve a loan, the following requirements must be met:  you must assign this contract to us as sole security for the loan; the Insured must be living; and the resulting contract debt must not be more than the loan value.

                           If there is already contract debt when you borrow from us, we will add the new amount you borrow to that debt.

Interest Charge            We will charge interest daily on any loan.  Interest is due on each contract anniversary, or when the loan is paid back, whichever comes first.  If interest is not paid when due, it becomes part of the loan.  Then we start to charge interest on it, too.  Except as stated below, we charge interest at an effective annual rate shown under Loan Interest Rate in the contract data pages.

Preferred Loans            Unless you ask us otherwise, a portion of the amount you may borrow on or after the 10th contract anniversary will be considered a Preferred Loan up to an amount equal to the maximum preferred loan amount described below.  Preferred Loans are charged interest at an effective annual rate shown under
                           Preferred Loan Interest Rate in the contract data pages.

Maximum Preferred          The maximum preferred loan amount available starting on the 10th contract anniversary is (A) minus (B),
Loan Amount                where (A) is the total amount you may borrow, and (B) is the total premiums paid less total withdrawals, if any.  If (B) is less than zero, we will consider it to be zero.

Effect on Contract         When you take a loan, the amount of the loan continues to be a part of the contract fund and is credited
Fund                       with interest at an effective rate of 3% a year.

                           We will reduce the portion of the contract fund allocated to the investment options by the amount you borrow, and by loan interest that becomes part of the loan if it is not paid when due.

(MPVUL-2008)                                                           Page 18

                           We will take any loan proportionately from all investment options that apply to the contract unless you ask us otherwise.

                           On each monthly date, if there is a contract loan outstanding at any time during the previous month, we will increase the portion of the contract fund in the investment options by interest credits accrued on the loan since the last monthly date. When you repay all or part of a loan, we will increase the portion of the contract fund in the investment options by the amount of that repayment. To do this, we will use your investment allocation for future premium payments on file as of the loan payment date. We will also decrease the portion of the contract fund on which we credit the guaranteed interest rate of 3% a year by the amount of loan you repay.

                           We will not increase the portion of the contract fund allocated to the investment options by loan interest that is paid before we make it part of the loan.  We reserve the right to change the manner in which we allocate  loan  repayments.  If we make such a change,  we will do so for all  contracts  like this one.  We will send you notice of any change.

                           GENERAL PROVISIONS

Annual Report              Once each contract year we will send you a report.  It will show:  the current death benefit; the amount of the contract fund in each investment option; the net cash value; any contract debt and the interest rate we are charging; premiums paid, investment results, charges deducted, and withdrawals taken since the last report.  The report may also show any other data that may be required where this contract is delivered.

Payment of Death           If we settle this contract in one sum as a death claim we will usually pay the proceeds within seven days
Claim                      after we receive at our Home Office proof of the Insured's death and any other information we need to pay the claim.  But we have the right to postpone paying the part of the proceeds that is to come from a variable investment option if:  (1) the New York Stock Exchange is closed; or (2) the SEC requires that trading be restricted or declares an emergency.  We have the right to postpone paying the remainder for up to six months.

Currency                   Any money we pay, or that is paid to us, must be in United States currency.  Any amount we owe will be payable at our Corporate Office.

Misstatement of            If the Insured's stated age or sex or both are not correct, we will change each benefit and any amount to be
Age or Sex                 paid to what the most recent deductions from the contract fund would have provided at the Insured's correct age and sex.

Assignment                 We will not be deemed to know of an assignment unless we receive it, or a copy of it, at our Home Office.
                           We are not obliged to see that an assignment is valid or sufficient.  This contract may not be assigned to any employee benefit plan or program without our consent.  This contract may not be assigned if such assignment would violate any federal, state, or local law or regulation prohibiting sex distinct rates for insurance.

Change in Plan             You may be able to have this contract changed to another plan of life insurance.  Any change may be made only if we consent, and will be subject to conditions and charges that are then determined.

(MPVUL-2008)                                                   Page 19

Factors Subject To         Charges deducted from premium payments and the contract fund may change from time to time, subject
Change                     to the maximums shown in the contract data pages.  In deciding whether to change any of these charges, we will periodically consider factors such as mortality, persistency, expenses, taxes and interest and/or investment experience to see if a change in our assumptions is needed.  Changes in factors will be by class. All changes will be determined only prospectively; that is, we will not recoup prior losses or distribute prior gains by means of these changes.

Non-Participating          This contract will not share in our profits or surplus earnings.  We will pay no dividends on it.

Applicable Tax Law         This contract has been designed to satisfy the definition of life insurance for Federal income tax purposes under Section 7702 of the Internal Revenue Code of 1986, as amended.  We reserve the right, however, to decline any change we determine would cause this contract to fail to qualify as life insurance under the applicable tax law.  This includes changing the basic insurance amount, withdrawals, and changing the type of death benefit.  We also have the right to change this contract, to require additional premium payments, or to make distributions from this contract to the extent necessary to continue to qualify this contract as life insurance.  Finally, we reserve the right to take whatever action is necessary to prevent the contract from becoming a modified endowment contract under Section 7702A of the Internal Revenue
                           Code unless you have otherwise indicated to us in writing that you want a modified endowment contract.

Age 121                    We discontinue the monthly charges from the contract fund on the first contract anniversary on or following the Insured's 121st birthday. You may continue the contract after that anniversary and it will then continue to operate as described in its provisions (including the Death Benefit and Contract Fund provisions), although you may not make any premium payments and no monthly charges will be deducted from the Contract Fund. Cash value default may not occur on or following such  anniversary.  Excess Contract fund  default  may occur if  Contract  debt  ever  grows to be equal to or more  than the cash  value.  (See
                           Default).

                           BASIS OF COMPUTATION

Mortality Basis and        We compute maximum monthly insurance rates using:
Interest Rate
                           1.  the Commissioners 2001 Standard Ordinary Smoker and Nonsmoker Mortality Tables without Ten-Year
                               Select Factors;

                           2.  the issue age, sex, smoker and non-smoker status, and rating class of the Insured and the length of time since the contract date;

                           3.  age last birthday; and

                           4.  an effective interest rate of 3% a year.

Minimum Legal Values       The cash surrender values provided by this contract are at least as large as those set by law where it is delivered.  Where required, we have given the insurance regulator a detailed statement of how we compute values and benefits.

(MPVUL-2008)                                                  Page 20

                           SETTLEMENT OPTIONS

Options Described          You may choose to have the proceeds (that is, any death benefit or any amount payable upon surrender of the contract) paid in a single sum or under one of the optional modes of settlement described below.

                           If the person who is to receive the proceeds of this contract wishes to take advantage of one of these optional modes, we will furnish, on request, details of the options we describe below or any others we may have available at the time the proceeds become payable.

Option 1 (Instalments      We will make equal payments for up to 25 years.  The Option 1 Table shows the minimum amounts we will
For a Fixed Period)        pay.

Option 2 (Life Income)     We will make equal monthly payments for as long as the person on whose life the settlement is based lives, with payments certain for 120 months.  The Option 2 Table shows the minimum amounts we will pay.  But, we must have proof of the date of birth of the person on whose life the settlement is based.

Option 3 (Interest         We will hold an  amount  at  interest.  We will pay the  interest  annually,  semi-annually,  quarterly,  or monthly.
Payment)

Option 4 (Instalments      We will make equal annual, semi-annual, quarterly, or monthly payments for as long as the available
of a Fixed Amount)         proceeds provide.

Option 5 (Non-             We will make payments like those of any annuity we then regularly issue that: (1) is based on United States
Participating Income)      currency;  (2) is bought by a single  sum;  (3) does not provide for  dividends;  and (4) does not  normally provide for  deferral  of the first  payment.  Each  payment  will be at least equal to what we would pay under that kind of annuity with its first payment due on its contract  date. If a life income is chosen,  we must have proof of the date of birth of any person on whose life the option is based.  Option 5 cannot be chosen more than 30 days before the due date of the first payment.

Interest Rate              Payments under Options 1, 3 and 4 will be calculated assuming an effective interest rate of at least
                           1.5% a year. We may include more interest.

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                           SETTLEMENT OPTIONS TABLES

       OPTION 1 TABLE                                     OPTION 2 TABLE

    MINIMUM AMOUNT OF          MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
    MONTHLY PAYMENT FOR              PAYABLE IMMEDIATELY
    EACH $1,000, THE FIRST     AGE LAST                                  AGE LAST
    PAYABLE IMMEDIATELY        BIRTHDAY        Male         Female       BIRTHDAY         Male       Female

     Number       Monthly      5                $2.72      $2.68           48            $3.72      $3.51
     of Years     Payment      and under                                   49             3.77       3.56
                               6                 2.73       2.69           50             3.83       3.61
     1            $83.90       7                 2.74       2.69           51             3.88       3.66
     2             42.26       8                 2.75       2.70           52             3.95       3.71
     3             28.39       9                 2.76       2.71           53             4.01       3.76
     4             21.45       10                2.77       2.72           54             4.08       3.82
     5             17.28       11                2.78       2.73           55             4.15       3.88
                               12                2.79       2.74           56             4.22       3.94
     6             14.51       13                2.80       2.75           57             4.30       4.01
     7             12.53       14                2.82       2.76           58             4.38       4.08
     8             11.04       15                2.83       2.77           59             4.47       4.16
     9              9.89       16                2.84       2.78           60             4.56       4.24
     10             8.96       17                2.85       2.79           61             4.66       4.32
                               18                2.87       2.80           62             4.76       4.41
     11             8.21       19                2.88       2.81           63             4.87       4.50
     12             7.58       20                2.89       2.83           64             4.98       4.60
     13             7.05       21                2.91       2.84           65             5.10       4.71
     14             6.59       22                2.93       2.85           66             5.23       4.82
     15             6.20       23                2.94       2.87           67             5.36       4.94
                               24                2.96       2.88           68             5.49       5.06
     16             5.85       25                2.98       2.90           69             5.64       5.19
     17             5.55       26                3.00       2.91           70             5.78       5.33
     18             5.27       27                3.01       2.93           71             5.94       5.48
     19             5.03       28                3.03       2.94           72             6.10       5.63
     20             4.81       29                3.06       2.96           73             6.26       5.79
                               30                3.08       2.98           74             6.43       5.96
     21             4.62       31                3.10       3.00           75             6.60       6.14
     22             4.44       32                3.13       3.02           76             6.78       6.33
     23             4.28       33                3.15       3.04           77             6.95       6.52
     24             4.13       34                3.18       3.07           78             7.13       6.71
     25             3.99       35                3.21       3.09           79             7.31       6.92
                               36                3.23       3.11           80             7.49       7.12
                               37                3.27       3.14           81             7.67       7.33
  Multiply the monthly amount  38                3.30       3.16           82             7.85       7.53
  By 2.996 for quarterly,      39                3.33       3.19           83             8.02       7.73
  5.981 for semi-annual or     40                3.37       3.22           84             8.18       7.93
  11.919 for annual.           41                3.40       3.25           85             8.33       8.12
                               42                3.44       3.29           86             8.48       8.29
                               43                3.48       3.32           87             8.62       8.46
                               44                3.53       3.35           88             8.75       8.61
                               45                3.57       3.39           89             8.87       8.75
                               46                3.62       3.43           90             8.98       8.88
                               47                3.67       3.47           and over

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(MPVUL-2008)                                                  Page 23

Flexible Premium Variable Universal Life Insurance Policy. Insurance payable only upon death.  Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

(MPVUL-2008)                                                  Page 24